Exhibit J
                                GPU Service, Inc.
                     Post-Consolidation Organizational Chart

                                GPU SERVICE, INC.
                                        |
            ------------------------------------------------------------
            |                                                          |
         CORPORATE                                                 OPERATIONS
       DIVISION (SEE                                                DIVISION
        EXHIBIT I)                                                     |
                                                                       |
                                                                    DIVISION
                                                                   PRESIDENT
                                                                       |
                                                                       |
                                                                    DIVISION
                                                                      VICE
                                                                   PRESIDENTS
                                                                       |
                                                                       |
                --------------------------------------------------------
               |          |           |        |             |          |
Processes:
            Manage &     Manage     Manage   Develop      Provide     Provide
            Service    Financial    Energy   Business     Support     Customer
            Delivery   Performance   Risk    Opportu-     Resource    Service
            Assets                            nities

Subprocesses:
               |          |           |        |             |          |
           -Telecommu-   -Budget &   -Supply   -Communi-  -Human     -Customer
            nications     Cost        Planning  cations    Resources  Care
           -Transmission  Analysis   -Project  -Gov't &   -Labor     -Revenue
           -Distribution -System      Customer  & Reg.     Relations  Operating
           -Infrastruc-   Accounting  Choice    Affairs    & Safety  -Project
            ture ser-    -Rates (PA) -Power     NJ        -Environ-   Enterprise
            vices        -Rates (NJ)  Con-     -Business   mental
                                      tracts    Develop-   Affairs
                                     -Resource  ment      -Materials
                                      Manage-  -Organiza-  and
                                      ment      tional     Services
                                                Develop-  -Information
                                                ment       Technology